UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

PepsiCo Senior Notes Offering.

On February 29, 2012, PepsiCo, Inc. (“PepsiCo”) announced an offering of $750,000,000 aggregate principal amount of its 0.750% Senior Notes due 2015 (the “2015 Notes”), $1,250,000,000 aggregate principal amount of its 2.750% Senior Notes due 2022 (the “2022 Notes”) and $750,000,000 aggregate principal amount of its 4.000% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes and the 2022 Notes, the “Notes”). Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated were joint bookrunners for the offering of the Notes.

The public offering price of the 2015 Notes was 99.956% of the principal amount, the public offering price of the 2022 Notes was 99.826% of the principal amount and the public offering price of the 2042 Notes was 99.688% of the principal amount. PepsiCo is expected to receive net proceeds of approximately $2,731.1 million, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo after reimbursement. PepsiCo intends to use the net proceeds for general corporate purposes, including the repayment of commercial paper. The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated February 29, 2012 (incorporating the Underwriting Agreement Standard Provisions dated February 29, 2012) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-177307), filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2011. PepsiCo has filed with the SEC a prospectus supplement, dated February 29, 2012, together with the accompanying prospectus, dated October 13, 2011, relating to the offer and sale of the Notes.

The Notes are expected to be issued on March 5, 2012 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The 2015 Notes will bear interest at the rate of 0.750% per year, with interest payable on March 5 and September 5 of each year, beginning on September 5, 2012, and will mature on March 5, 2015. PepsiCo will be able to redeem some or all of the 2015 Notes at any time and from time to time at the greater of 100% of the principal amount of the 2015 Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 5 basis points. The 2022 Notes will bear interest at the rate of 2.750% per year, with interest payable on March 5 and September 5 of each year, beginning on September 5, 2012, and will mature on March 5, 2022. PepsiCo will be able to redeem some or all of the 2022 Notes at any time and from time to time at the greater of 100% of the principal amount of the 2022 Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 12.5 basis points. The 2042 Notes will bear interest at the rate of 4.000% per year, with interest payable on March 5 and September 5 of each year, beginning on September 5, 2012, and will mature on March 5, 2042. PepsiCo will be able to redeem some or all of the 2042 Notes at any time and from time to time at the greater of 100% of the principal amount of the 2042 Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 15 basis points. The Notes will be unsecured obligations of PepsiCo and will rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the forms of Notes. Each of the Terms Agreement and the forms of 2015 Note, 2022 Note and 2042 Note is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are incorporated by reference into the Registration Statement by reference to Exhibit 4.4 hereto. The Indenture has been incorporated by reference as Exhibit 4.3 to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Terms Agreement dated February 29, 2012 (incorporating the Underwriting Agreement Standard Provisions dated February 29, 2012) among PepsiCo and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 0.750% Senior Note due 2015.

4.2	Form of 2.750% Senior Note due 2022.

4.3	Form of 4.000% Senior Note due 2042.

4.4	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.3 to PepsiCo’s Current Report on Form 8-K dated May 3, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012	PepsiCo, Inc.

	By:	/s/ Maura Abeln Smith
Name: Maura Abeln Smith
Title: Executive Vice President, Public Policy, Government Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Terms Agreement dated February 29, 2012 (incorporating the Underwriting Agreement Standard Provisions dated February 29, 2012) among PepsiCo and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 0.750% Senior Note due 2015.

4.2	Form of 2.750% Senior Note due 2022.

4.3	Form of 4.000% Senior Note due 2042.

4.4	Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.3 to PepsiCo’s Current Report on Form 8-K dated May 3, 2011).